WASHINGTON TRUST BANCORP, INC.
2013 STOCK OPTION AND INCENTIVE PLAN
RESTRICTED STOCK AGREEMENT
FOR NON-EMPLOYEE DIRECTORS

Name of Grantee:	<NAME>
No. of Shares:	<Number of Shares
Purchase Price per Share:	None
Grant Date:	<Grant Date>

Pursuant to the Washington Trust Bancorp, Inc. 2013 Stock Option and Incentive Plan (the “Plan”) as amended through the date hereof, Washington Trust Bancorp, Inc. (the “Corporation”) hereby grants a Restricted Stock Award (an “Award”) to the Grantee named above. Upon acceptance of this Award, the Grantee shall receive the number of shares of common stock, par value U.S. $0.0625 per share (the “Stock”) of the Corporation specified above, subject to the restrictions and conditions set forth herein and in the Plan. Any consideration due to the Corporation with respect to the par value of the Stock will be satisfied in the form of cash or by past or future services rendered to the Corporation by the Grantee or such other form of consideration as is acceptable to the Administrator.
1.Acceptance of Award. The Grantee shall have no rights with respect to this Award unless he or she shall have accepted this Award by signing and delivering to the Corporation a copy of this Award Agreement. Upon acceptance of this Award by the Grantee, the shares of Restricted Stock so accepted shall be issued and held by the Corporation’s transfer agent in book entry form or issued in the form of stock certificates, as determined by the Corporation, and the Grantee’s name shall be entered as the shareholder of record on the books of the Corporation. Thereupon, the Grantee shall have all the rights of a shareholder with respect to such shares, including voting and dividend rights, subject, however, to the restrictions and conditions specified herein.

2.Restrictions and Conditions.

(a)Shares of Restricted Stock granted herein may not be sold, assigned, transferred, pledged or otherwise encumbered or disposed of by the Grantee prior to vesting.

(b)In the event the Grantee ceases to be an active member of the Board for any reason other than those provided in Section 3 of this Statement prior to the applicable Vesting Date, all shares of Restricted Stock that have not vested shall be immediately and automatically be forfeited and returned to the Corporation.

3.Vesting of Restricted Stock. The restrictions and conditions in Paragraph 2 of this Agreement shall lapse on the Vesting Date or Dates specified in the following schedule so long as the Grantee remains an active member of the Board on such Dates. If a series of Vesting Dates is specified, then the restrictions and conditions in Section 2 shall lapse only with respect to the number of shares of Restricted Stock specified as vested on such date.

Number of Shares Vested	Vesting Date

Subsequent to such Vesting Date or Dates, the shares of Stock on which all restrictions and conditions have lapsed shall no longer be deemed Restricted Stock. The Administrator may at any time accelerate the vesting schedule specified in this Section 3.
Notwithstanding the foregoing, the Grantee shall become vested in the shares of Restricted Stock prior to the Vesting Dates in the following circumstances:
(a)In the event of a Change of Control of the Corporation (as defined in the Plan), all shares of Restricted Stock that have not previously been forfeited shall immediately vest; provided that the Grantee is then an active member of the Board.

(b)In the event of the Grantee’s death, all shares of Restricted Stock that have not previously been forfeited shall immediately vest; provided that the Grantee was an active member of the Board immediately prior to the date of death.

(c)Upon the Retirement of the Grantee prior to the final Vesting Date, all shares of Restricted Stock that have not been previously forfeited shall immediately vest.
For purposes hereof, “Retirement” shall mean the Grantee’s cessation of service as a Director as of the Annual Meeting date following the attainment of age 70.
4.Certificates.

(a)Legended Certificates. The Grantee is executing and delivering to the Corporation blank stock powers to be used in the event of forfeiture. Any certificates representing shares of unvested Restricted Stock shall be held by the Corporation and such certificates (and, to the extent determined by the Corporation, any other evidence of ownership of unvested Restricted Stock) shall contain the following legend:
THE TRANSFERABILITY OF THIS CERTIFICATE AND THE SHARES OF STOCK REPRESENTED HEREBY ARE SUBJECT TO THE TERMS AND CONDITIONS (INCLUDING FORFEITURE) OF THE ISSUER’S 2013 STOCK OPTION AND INCENTIVE PLAN AND A RESTRICTED STOCK AGREEMENT ENTERED INTO BETWEEN THE REGISTERED OWNER AND THE ISSUER. COPIES OF SUCH PLAN AND AGREEMENT ARE ON FILE IN THE OFFICES OF THE ISSUER.

(b)Book Entry. Any book entries for the shares of Restricted Stock granted herein shall bear an appropriate legend, as determined by the Administrator in its sole discretion, to the effect that such shares are subject to restrictions as set forth herein and in the Plan. If unvested shares of Restricted Stock are held in book entry form, the Grantee agrees that the Corporation may give stop transfer instructions to the transfer agent to ensure compliance with the provisions of this Agreement.

(c)Acknowledgement. The Grantee hereby (i) acknowledges that the Restricted Stock may be held in the book entry form on the books of the Corporation’s transfer agent and irrevocably authorizes the Corporation to take such actions as may be necessary or appropriate to effectuate a transfer of the record ownership of any such shares that are unvested and forfeited hereunder; (ii) agrees to deliver to the Corporation, as a precondition to the issuance of any certificate or certificates with respect to unvested shares of Restricted Stock, one or more stock powers, endorsed in blank, with respect to such shares; and (iii) agrees to sign other powers and take such other action as the Corporation may reasonably request to accomplish the transfer or forfeiture of any shares of unvested Restricted Stock that are forfeited hereunder.

5.Dividends. Dividends on shares of Restricted Stock shall be paid currently to the Grantee.

6.Incorporation of Plan. Notwithstanding anything herein to the contrary, this Award shall be subject to and governed by all the terms and conditions of the Plan, including the powers of the Administrator set forth in Section 2(b) of the Plan. Capitalized terms in this Agreement shall have the meaning specified in the Plan, unless a different meaning is specified herein.

7.Transferability. This Agreement is personal to the Grantee, is non-assignable and is not transferable in any manner, by operation of law or otherwise, other than by will or the laws of descent and distribution.

8.Amendment. This Agreement may only be modified or amended by a writing signed by both parties, unless the Administrator determines that the proposed modification or amendment would not materially and adversely affect the Grantee, in which case the Grantee’s consent shall not be required for such modification or amendment.

9.Election Under Section 83(b). The Grantee and the Corporation hereby agree that the Grantee may, within 30 days following the Grant Date of this Award, file with the Internal Revenue Service and the Corporation an election under Section 83(b) of the Internal Revenue Code. In the event the Grantee makes such an election, he or she agrees to provide a copy of the election to the Corporation. The Grantee acknowledges that he or she is responsible for obtaining the advice of his or her tax advisors with regard to the Section 83(b) election and that he or she is relying solely on such advisors and not on any statements or representations of the Corporation or any of its agents with regard to such election.

10.No Obligation to Continue Service as a Director. The Corporation is not obligated by or as a result of the Plan or this Agreement to continue the Grantee in service as a Director and neither the Plan nor this Agreement shall interfere in any way with the right of the Corporation or any Subsidiary to terminate the service of the Grantee at any time.

11.Integration. This Agreement constitutes the entire agreement between the parties with respect to this Award and supersedes all prior agreements and discussions between the parties concerning such subject matter.

12.Data Privacy Consent. In order to administer the Plan and this Agreement and to implement or structure future equity grants, the Corporation, its subsidiaries and affiliates and certain agents thereof (together, the “Relevant Companies”) may process any and all personal or professional data, including but not limited to Social Security or other identification number, home address and telephone number, date of birth and other information that is necessary or desirable for the administration of the Plan and/or this Agreement (the “Relevant Information”). By entering into this Agreement, the Grantee (i) authorizes the Corporation to collect, process, register and transfer to the Relevant Companies all Relevant Information; (ii) waives any privacy rights the Grantee may have with respect to the Relevant Information; (iii) authorizes the Relevant Companies to store and transmit such information in electronic form; and (iv) authorizes the transfer of the Relevant Information to any jurisdiction in which the Relevant Companies consider appropriate. The Grantee shall have access to, and the right to change, the Relevant Information. Relevant Information will only be used in accordance with applicable law.

13.Notices. Notices hereunder shall be mailed or delivered to the Corporation at its principal place of business and shall be mailed or delivered to the Grantee at the address on file with the Corporation or, in either case, at such other address as one party may subsequently furnish to the other party in writing.

14.Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Rhode Island, applied without regard to conflict of law principles.

WASHINGTON TRUST BANCORP, INC.
By:
Joseph J. MarcAurele
Chairman, President and Chief Executive Officer

The foregoing Agreement is hereby accepted and the terms and conditions thereof hereby agreed to by the undersigned. Electronic acceptance of this Agreement pursuant to the Corporation’s instructions to the Grantee (including through an online acceptance process) is acceptable.

Date	<Director Name>
<Director Address>